                                    EXHIBIT 12
                       BARNETT BANKS, INC. - CONSOLIDATED
                  COMPUTATION OF CONSOLIDATED RATIO OF EARNINGS
                                TO FIXED CHARGES
                             (Dollars in thousands)



                                                    EXCLUDING INTEREST ON DEPOSITS

                                                            Year Ended December 31
                                         -----------------------------------------------------------
                                             1994      1993      1992              1991      1990
                                         -----------------------------------------------------------
Net Income                                  $487,971  $420,994   $207,656         $81,442    $55,548
Provision (benefit) for income taxes         249,834   207,482     95,310           8,446    (8,922)
                                          ----------------------------------------------------------
Earnings before provision (benefit)
 for income taxes                            737,805   628,476    302,966          89,888     46,626
                                          ----------------------------------------------------------
Fixed charges:

Interest expense (excluding interest on
 deposits)                                   159,897    91,005    100,953         133,014    173,477

 Capitalized interest                            665     1,364      1,498               0      3,138

Interest portion of rentals (33%)             27,450    32,256     31,115          28,244     25,044
                                          ----------------------------------------------------------
Total fixed charges                          188,012   124,625    133,566         161,258    201,659
                                          ----------------------------------------------------------

Earnings before provision (benefit)
  for income taxes and fixed charges        $925,817  $753,101   $436,532        $251,146   $248,285
                                          ----------------------------------------------------------
                                          ----------------------------------------------------------

Ratio of earnings to fixed charges              4.92      6.04       3.27            1.56       1.23
                                          ----------------------------------------------------------
                                          ----------------------------------------------------------


                                                    INCLUDING INTEREST ON DEPOSITS

                                                            Year Ended December 31
                                          ----------------------------------------------------------
                                             1994      1993          1992         1991       1990
                                          ----------------------------------------------------------
Net Income                                  $487,971    $420,994     $207,656     $81,442    $55,548
Provision (benefit) for income taxes         249,834     207,482       95,310       8,446    (8,922)
                                          ----------------------------------------------------------
Earnings before provision (benefit)
 for income taxes                            737,805     628,476      302,966      89,888     46,626
                                          ----------------------------------------------------------
Fixed charges:

Interest expense (including interest on
 deposits)                                   921,408     880,105    1,143,680   1,764,424  1,976,517

Capitalized interest                             665       1,364        1,498           0      3,138

Interest portion of rentals (33%)             27,450      32,256       31,115      28,244     25,044
                                          ----------------------------------------------------------
Total fixed charges                          949,523     913,725    1,176,293   1,792,668  2,004,699
                                          ----------------------------------------------------------

Earnings before provision (benefit)
  for income taxes and fixed charges      $1,687,328  $1,542,201   $1,479,259  $1,882,556 $2,051,325
                                          -----------------------------------------------------------
                                          -----------------------------------------------------------

Ratio of earnings to fixed charges              1.78        1.69         1.26        1.05       1.02
                                          -----------------------------------------------------------
                                          -----------------------------------------------------------

                       BARNETT BANKS, INC. - CONSOLIDATED
                 COMPUTATION OF CONSOLIDATED RATIO OF EARNINGS
                    TO FIXED CHARGES AND PREFERRED DIVIDENDS
                             (Dollars in thousands)





                                                    EXCLUDING INTEREST ON DEPOSITS

                                                            Year Ended December 31
                                           -------------------------------------------------
                                             1994      1993      1992      1991      1990
                                           -------------------------------------------------
Net Income                                  $487,971  $420,994   $207,656   $81,442  $55,548
Provision (benefit) for income taxes         249,834   207,482     95,310     8,446  (8,922)
                                           -------------------------------------------------
Earnings before provision (benefit)
 for income taxes                            737,805   628,476    302,966    89,888   46,626
                                           -------------------------------------------------
Fixed charges:

Interest expense (excluding interest on
 deposits)                                   159,897    91,005    100,953   133,014  173,477

 Capitalized interest                            665     1,364      1,498         0    3,138

Interest portion of rentals (33%)             27,450    32,756     31,115    28,244   25,044
                                            ------------------------------------------------
Total fixed charges                          188,012   125,125    133,566   161,258  201,659
                                            ------------------------------------------------

Earnings before provision (benefit)
  for income taxes and fixed charges        $925,817  $753,601   $436,532  $251,146 $248,285
                                            ------------------------------------------------
                                            ------------------------------------------------
Preferred dividend requirements               18,234    18,238     18,254    10,284       85

Ratio of pre-tax income to net income           1.51      1.49       1.46      1.10     0.84
                                            ------------------------------------------------
Preferred dividend factor                     27,570    27,226     26,632    11,351       71

Total Fixed Charges                          188,012   125,125    133,566   161,258  201,659
                                            ------------------------------------------------
Combined fixed charges and preferred
 dividend requirements                      $215,582  $152,351   $160,198  $172,609 $201,730
                                             -----------------------------------------------
                                             -----------------------------------------------
Ratio of earnings to combined fixed
 charges and preferred dividend
 requirements                                   4.29      4.95       2.72      1.46     1.23
                                             -----------------------------------------------
                                             -----------------------------------------------


                       BARNETT BANKS, INC. - CONSOLIDATED
                 COMPUTATION OF CONSOLIDATED RATIO OF EARNINGS
                    TO FIXED CHARGES AND PREFERRED DIVIDENDS
                             (Dollars in thousands)


                                                        INCLUDING INTEREST ON DEPOSITS

                                                             Year Ended December 31
                                         ---------------------------------------------------------
                                            1994        1993        1992        1991        1990
                                         ---------------------------------------------------------

Net Income                                $487,971    $420,994    $207,656     $81,442     $55,548

Provision (benefit) for income taxes       249,834     207,482      95,310       8,446      (8,922)
                                         ---------------------------------------------------------
Earnings before provision (benefit)
 for income taxes                          737,805     628,476     302,966      89,888      46,626
                                         ---------------------------------------------------------
Fixed charges:
Interest expense (including
 interest on deposits)                     921,408     880,105   1,143,680   1,764,424   1,976,517

Capitalized interest                           665       1,364       1,498           0       3,138

Interest portion of rentals (33%)           27,450      32,256      31,115      28,244      25,044
                                         ---------------------------------------------------------
Total fixed charges                        949,523     913,725   1,176,293   1,792,668   2,004,699
                                         ---------------------------------------------------------
Earnings before provision for
income taxes and fixed charges          $1,687,328  $1,542,201  $1,479,259  $1,882,556  $2,051,325
                                         ---------------------------------------------------------
                                         ---------------------------------------------------------
Preferred dividend requirements             18,234      18,238      18,254      10,284          85

Ratio of pre-tax income to net income         1.51        1.49        1.46        1.10        0.84
                                         ---------------------------------------------------------
Preferred dividend factor                   27,570      27,226      26,632      11,351          71

Total Fixed Charges                        949,523     913,725   1,176,293   1,792,668   2,004,699
                                         ---------------------------------------------------------
Combined fixed charges and preferred
dividend requirements                     $977,093    $940,951  $1,202,925  $1,804,019  $2,004,770
                                         ---------------------------------------------------------
                                         ---------------------------------------------------------
Ratio of earnings to combined fixed
charges and preferred dividend
requirements                                  1.73        1.64        1.23        1.04        1.02
                                         ---------------------------------------------------------
                                         ---------------------------------------------------------